                                                                      EXHIBIT 21

                         HERITAGE FINANCIAL CORPORATION
                                   Subsidiary


Name                                   Jurisdiction of Incorporation
----                                   -----------------------------

Heritage Bank                                   Washington
Olympia, Washington